SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report: February 14, 2011

CORINTHIAN COLLEGES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction of Incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 427-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 14, 2011, Corinthian Colleges, Inc. (the “Company,” “we,” “us,” or words to similar effect) received draft Cohort Default Rates (“CDRs”) from the federal Department of Education (“ED”) for students of the Company’s institutions who entered repayment during the federal fiscal year ending September 30, 2009 (the “2009 Cohort”). As previously reported, we had expected the number of our institutions which exceeded ED’s 25% default rate threshold for the 2009 Cohort to be substantially higher than for the 2008 Cohort. We have outlined the reasons for this increase in the section below under the heading “Background.” For the 2009 Cohort, thirteen institutions exceeded the 25% default threshold, compared with the eight institutions which exceeded the 25% default rate threshold for the 2008 Cohort.

On an on-going basis, we monitor cohort repayment data, and we are currently monitoring the repayment and default status of the 2009, 2010, and 2011 Cohorts. The most recent data we have received regarding defaults from the 2010 Cohort is encouraging. Given the trend data now available, we believe that none of our institutions will exceed the 25% threshold under ED’s two-year measurement methodology for three years in a row. For the 2010 Cohort, we do not expect any of our institutions to exceed the required 25% threshold. We believe that these positive trends are the result of three main factors: 1) our substantial investment in cohort default management over the past 18 months; 2) stabilization in the student lending environment; and 3) the increased participation of loan servicers in default management.

Although it is too early to provide specific data on our cohort default rates under the new three-year measurement method, we are very encouraged. We believe that the progress we are making with the 2010 cohort of students will substantially reduce our risk on three-year cohort default rates. For more detail regarding the three-year measurement method, see below.

Background:

Under the Higher Education Act (the “HEA”), an institution could lose its eligibility to participate in some or all of the federal student financial aid programs if defaults by its former students on their federal student loans equal or exceed 25% per year for three consecutive years, or 40% in a single year. The term “institution” means a main campus and its additional locations, as defined by ED’s regulations. ED generally publishes draft cohort default rates in February of each year for the repayment period that ended the prior September 30. We review all annually published cohort default rates and appeal the rates we believe are inaccurate. Draft rates do not result in sanctions and can change between February and the release of the official cohort default rates in September.

We believe that continued high unemployment, which is particularly challenging for the student demographic we serve, has contributed to higher cohort default rates. In addition, major structural changes in the student lending business have negatively affected rates. Prior to the credit crisis in 2008, three types of entities played a role in managing student loan defaults in the FFEL Program: lenders participating in the FFEL Program, such as Sallie Mae; guaranty agencies; and post-secondary institutions such as ours. Since the credit crisis in 2008, many student loan portfolios have been “put,” or sold, to the federal government by lenders that either went out of business or could no longer fund their FFEL program loans. Lenders still in existence became servicing agents for the loans held by the government. Accordingly, guaranty agencies no longer play a role in default management, and lenders’ roles have been significantly reduced. In addition, since May 2008, ED has distributed “put loans” to multiple servicers, and many of our students have loans with more than one servicing organization. This has made our default prevention efforts more complicated and difficult. Taken together, the structural changes in student lending have significantly reduced the level of default management activity previously provided by lenders and guaranty agencies. These changes have also negatively affected the timeliness and accuracy of federal databases and thus hindered the Company’s efforts at data collection and analysis. Loans held by bankrupt lenders and so-called “put” loans, which together comprised more than sixty percent of the loans to our students in the 2009 Cohort, defaulted at more than twice the rate of other loans during the 2009 measurement period.

Upcoming Three-Year Cohort Default Method:

The 2008 Higher Education Opportunity Act (the “HEOA”) made significant changes to the requirements governing the Title IV Programs, including the provisions on cohort default rates. Under the HEOA, a separate calculation will be performed starting for the 2009 Cohort that will add an additional federal fiscal year of borrowers’ repayment performance to the applicable cohort year. Starting after rates for the 2011 Cohort are finalized in 2014, sanctions will be imposed if an institution has a cohort default rate, under the new calculation, of 30% or more per year for three consecutive federal fiscal years, or more than 40% for a single year. As this is a new requirement, we are extending our cohort default management efforts to cover the additional year of measurement under the HEOA.

We expect the higher two-year rates for the 2009 Cohort to translate into substantially elevated three-year rates for the same cohort, draft results for which we expect to receive in February 2012. Thus, we expect a majority of our institutions to exceed the 30% threshold under the new 3-year measurement for the 2009 Cohort. Sanctions do not become applicable for the 3-year measurement until 2014, at which time final rates will have been published under the three-year measurement for the 2009, 2010 and 2011 Cohorts. We expect to continue our default prevention efforts in order to attempt to improve default rates for the 2010 and 2011 Cohorts during their applicable repayment periods, but it is too early to make predictions about the success of those efforts.

We are also aware that on February 4, 2011 ED made available unofficial trial three-year CDRs for the 2008 Cohort. We are unable to verify the accuracy of these unofficial trial rates. Additionally, the Company did not employ any of its default mitigation efforts to the third year of the 2008 Cohort. Accordingly, the Company believes that the unofficial trial three-year CDR for the 2008 Cohort is not necessarily indicative of what its three-year CDRs will be once its default management program is expanded to accommodate the new rule.

If any of our institutions, depending on its size, were to lose eligibility to participate in federal student financial aid programs because of high student loan default rates, it could have a material adverse effect on our business.

Preliminary 2009 Cohort Default Rates by OPEID (under the current two-year measurement method):

The following table sets forth the draft Cohort Default Rates for our institutions as of February 14, 2011 for the 2009 Cohort, as well as the final rates for the 2008 Cohort:

Institution	2008	2009(2)
Everest College, Seattle, WA (Fife and Vancouver, WA, and Tigard, OR) (1)	11.8%	15.9%
Everest College, Alhambra, CA (Everest Institute, Chelsea, MA) (1)	18.6%	23.2%
Everest College, Anaheim, CA	15.0%	21.7%
Everest College, Colorado Springs, CO (McLean, VA) (1)	19.9%	21.3%
Everest College, Gardena, CA (Everest Institute, Norcross, GA) (1)	18.2%	21.9%
Everest College, Hayward, CA (combined with former New Orleans, LA Campus) (1)	20.5%	27.1%

Everest College, Henderson, NV (1)	22.7%	26.1%
Everest College, Los Angeles, CA	24.9%	28.3%
Everest College, Ontario, CA (Columbus, OH and Jonesboro, GA)	16.9%	23.8%
Everest College, Phoenix, AZ (Mesa, AZ)	20.4%	22.7%
Everest College, Bremerton, WA (Everett, and Tacoma, WA and St. Louis, MO) (1)	13.5%	20.3%
Everest College, Portland, OR (Vancouver, WA, and Dallas, TX; Everest Institute, Silver Spring, MD) (1)	23.3%	25.8%
Everest College, Renton, WA (Lynnwood, WA; Everest Institute, Bissonnet, TX) (1)	25.2%	30.4%
Everest College, Reseda, CA (Marietta, GA)	13.0%	18.9%
Everest College, Salt Lake City, UT (Fort Worth, TX)	24.7%	22.0%
Everest College, San Bernardino, CA	31.1%	21.1%
Everest College, San Francisco, CA (Chicago, IL) (1)	19.1%	23.3%
Everest College, San Jose, CA	12.4%	20.6%
Everest College, Skokie, IL (Burr Ridge, IL) (1)	16.0%	18.3%
Everest College, Springfield, MO (Ontario Metro, CA) (1)	27.5%	25.0%
Everest College, Thornton, CO (Aurora, CO, and Arlington, VA) (1)	26.2%	28.4%
Everest College, Torrance, CA	18.1%	18.0%
Everest Institute, Brighton, MA (Everest College, North Aurora, IL)	17.9%	22.1%
Everest Institute, Cross Lanes, WV (Dekalb, GA and Eagan, MN) (1)	20.2%	24.6%
Everest Institute, Grand Rapids, MI, (Kalamazoo, MI, and Everest College, Merrillville, IN) (1)	19.3%	19.6%
Everest Institute, Kendall, FL (Ft. Lauderdale, FL) (1)	27.6%	17.6%
Everest Institute, Miami, FL (Hialeah, FL) (1)	22.4%	24.8%
Everest Institute, Newport News, VA (Chesapeake, VA) (1)	20.8%	27.3%
Everest Institute, Pittsburgh, PA	22.8%	25.7%
Everest Institute, Rochester, NY (Everest College, Arlington (Mid Cities), TX) (1)	25.7%	27.2%
Everest Institute, San Antonio, TX (Greenspoint, and Hobby, TX) (1)	35.2%	29.8%
Everest Institute, Southfield, MI (Dearborn and Detroit, MI, Austin, TX, and South Plainfield, NJ) (1)	24.6%	25.5%
Everest University, Largo, FL (Lakeland and Jacksonville, FL) (1)	23.4%	22.6%
Everest University, Orlando (North), FL (Orlando (South), and Melbourne, FL) (1)	17.0%	22.9%
Everest University, Pompano Beach, FL (Everest College, Merrionette Park, IL)	16.0%	19.5%
Everest University, Tampa, FL (Brandon and Orange Park, FL) (1)	13.6%	19.8%
Heald College, San Francisco, CA (Portland, OR and Honolulu, HI) (1)	10.8%	10.7%
Heald College, Rancho Cordova, CA	8.8%	8.9%
Heald College, Fresno, CA	15.2%	13.0%
Heald College, Hayward, CA	8.9%	5.7%
Heald College, Concord, CA	7.2%	11.1%
Heald College, Roseville, CA	8.8%	10.0%
Heald College, Milpitas, CA	9.3%	9.8%

Heald College, Stockton, CA	9.5%	11.6%
Heald College, Salinas, CA	9.0%	10.5%
WyoTech, Daytona Beach, FL	29.2%	21.6%
WyoTech, Fremont, CA (Oakland, CA) (1)	17.1%	24.8%
WyoTech, Laramie, WY (Sacramento, CA and Blairsville, PA) (1)	6.2%	14.0%
WyoTech, Long Beach, CA (Everest College, West Los Angeles and City of Industry, CA) (1)	21.1%	27.6%
Consolidated Average Cohort Default Rate	19.0%	21.9%

(1)	Indicates additional locations wherein the Cohort Default Rates are blended with the main campus.
(2)	Rates are based on the draft Cohort Default Rates issued in February 2011, and are subject to change when final rates are calculated.

Certain statements in this Report on Form 8-K may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. The Company intends that all such statements be subject to the “safe-harbor” provisions of that Act. Such statements include, but are not limited to, those pertaining to the Company’s expectation that its institutions will be able to comply with the limitations on cohort default rates. Many factors may cause the Company’s actual results to differ materially from those discussed in any such forward-looking statements, including risks associated with the uncertain effectiveness of the Company’s default prevention efforts; possible changes in general macroeconomic and market conditions (including unemployment); and other risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission. If any of the Company’s institutions, depending on its size, were to lose eligibility to participate in federal student financial aid programs because of high student cohort default rates, it could have a material adverse effect on the Company’s business. The historical results achieved are not necessarily indicative of future prospects. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

February 14, 2011	/s/ Stan A. Mortensen
Stan A. Mortensen
Executive Vice President and
General Counsel